EXHIBIT 5.1

                     [Davis Graham & Stubbs LLP Letterhead]



                                October 19, 2001



Integrated Spatial Information Solutions, Inc.
19039 East Plaza Drive, Suite 245
Parker, Colorado  80134

      Re:   Registration Statement on Form SB-2
            Relating to 80,000,000 shares of common stock

Dear Ladies and Gentlemen:

      We have acted as counsel for Integrated Spatial Information Solutions, Inc., a Colorado corporation (the "Company"), in connection with the preparation of a Registration Statement on Form SB-2 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"). The Registration Statement relates to 80,000,000 shares of common stock, no par value, offered for sale by the Company (the "Shares").

      This opinion is delivered pursuant to the requirements of Item 601(b)(5) of Regulation S-B under the 1933 Act.

      We have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments, have made such inquiries as the questions of fact of officers and representatives of the Company and have made such examinations of law as we have deemed necessary or appropriate for purposes of giving the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

      The following opinions are limited solely to the law of the state of Colorado.

      Based upon and subject to the foregoing, we are of the opinion that:

      1. The issuance and sale by the Company of up to 80,000,000 Shares, as provided in the Registration Statement, have been duly and validly authorized by all necessary corporate action of the Company.

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      2. The Shares have been duly and validly authorized by all necessary corporate action by the Company, and when issued upon payment therefore in accordance with the Registration Statement, will be duly issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to this firm under the heading "Legal Matters" in the prospectus included in the Registration Statement as the counsel who will pass upon the validity of the securities being registered.

                                    Very truly yours,

                                    /s/ Davis Graham & Stubbs LLP

                                    DAVIS GRAHAM & STUBBS LLP